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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Form S-8 (No. 333-14957 and No. 33-52078) pertaining to the 401 (k) Profit Sharing Plan of NCI Building Systems, Inc. and Form S-8 (No. 333-34899, No. 33-52080, and No. 333-12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc. of our report dated August 5, 1998 with respect to the consolidated financial statements of Amatek Holdings, Inc. and Subsidiaries for the year ended December 31, 1997, included in this Current Report (Form 8-K/A Amendment No. 3).

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Houston, Texas
August 21, 1998